Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Aleris Corporation (the “Company”) on Form 10-Q for the period ended June 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Steven J. Demetriou, Chairman of the Board of Directors and Chief Executive Officer of the Company, and Eric M. Rychel, Senior Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 5, 2014	/s/ Steven J. Demetriou
Steven J. Demetriou
Chairman and Chief Executive Officer (Principal Executive Officer)

Date:	August 5, 2014	/s/ Eric M. Rychel
Eric M. Rychel
Senior Vice President and Chief Financial Officer (Principal Financial Officer)